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                                                                     EXHIBIT 5.1




                                August 28, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE:  ASCEND COMMUNICATIONS, INC.
          REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     As legal counsel for Ascend Communications, Inc., a Delaware corporation (the "Company"), we are rendering this opinion in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 203,272 shares of Common Stock, par value $0.001 per share (the "Common Stock"), issuable by the Company upon the exercise of warrants issued to the selling securityholders by the Company in connection with that certain Agreement and Plan of Merger dated May 30, 1996 by and among the Company, Nebula Acquisition Corporation, a Minnesota corporation, and NetStar, Inc., a Minnesota corporation.

     We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based on such examination, we are of the opinion that the 203,272 shares of Common Stock of the Company being registered pursuant to the Registration Statement and to be sold by the selling securityholders are duly authorized shares of Common Stock and, if and when issued upon exercise of the Warrants in accordance with the respective warrant agreements, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

     This opinion is to be used only in connection with the issuance of the Common Stock while the Registration Statement is in effect.

                                        Respectfully submitted,


                                        /s/ Gray Cary Ware & Freidenrich

                                        GRAY CARY WARE & FREIDENRICH
                                        A Professional Corporation